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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                       SECURITIES AND EXCHANGE COMMISSION


                         CHASE MANHATTAN BANK USA, N.A.
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                  (Originator of the Trust referred to herein)
             (Exact name of registrant as specified in its charter)

                      CHASE CREDIT CARD OWNER TRUST 2000-2
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                             (Issuer of Securities)

       United States                    333-74303              22-2382028
----------------------------   --------------------------  --------------------
(State or other jurisdiction    (Commission File Number)    (IRS Employer
of incorporation)                                           Identification No.)


               802 Delaware Avenue, Wilmington, Delaware          19801
        ----------------------------------------------------   ------------
               (Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code:  (302) 575-5050

If this Form relates to the registration of          If this Form relates to the registration of a
a class of debt securities and is effective upon     class of debt securities and is to become
filing pursuant to General Instruction A (c) (1)     effective simultaneously with the
please check the following:                          effectiveness of a concurrent registration
                                                     statement under the Securities Act of 1933
-----                                                pursuant to General Instruction A (c) (2)
                                                     please check the following:

                                                     -----

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Securities to be registered to Section 12(b) of the Act:

         Title of each Class                Name of each Exchange on which
          to be registered                  each Class is to be registered

         -------------------                ------------------------------

         -------------------                ------------------------------

Securities to be registered pursuant to Section 12 (g) of the Act:

Class A Floating Rate Asset Backed Notes, Series 2000-2
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                           (Title of Class)

Class B Floating Rate Asset Backed Notes, Series 2000-2
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                           (Title of Class)

Class C Floating Rate Asset Backed Notes, Series 2000-2
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                           (Title of Class)
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Item 1.  Description of Registrant's Securities to be Registered:

         The Registrant has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (file no. 333-74303) with respect to the securities being registered hereunder, and has filed with the Commission pursuant to Rule 424 (b) under the Securities Act of 1933, as amended, the final form of the prospectus relating to the initial offering of such securities, which includes a description of such securities. Such prospectus is hereby incorporated by reference herein.

Item 2.  Exhibits

1.       Form of Pooling and Servicing Agreement.*




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* Incorporated by reference to the Registrant's Registration Statement
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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  March 23, 2001

                                      Chase Manhattan Bank USA, N.A.
                                      as Administrator


                                      By: /s/ Patricia Garvey
                                          -----------------------------------
                                      Name:  Patricia Garvey
                                      Title: Vice President